UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2016

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Arrangement

On October 31, 2016, Fabrinet USA, Inc. (“FUSA”), a wholly-owned subsidiary of Fabrinet (the “Company”), and Hong Hou entered into an amendment (the “Amendment”) to Dr. Hou’s offer letter of employment, dated November 5, 2015. The Amendment amends the vesting acceleration provisions to limit such provisions to (i) equity-based awards granted to Dr. Hou prior to August 2016 and (ii) the restricted share units granted to Dr. Hou in August 2016 pursuant to the Company’s Fiscal 2016 Long-Term Equity Plan as a result of the Compensation Committee of the Company’s Board of Director’s determination that the applicable fiscal year 2016 performance criteria had been achieved.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated October 31, 2016, between Fabrinet USA, Inc. and Hong Hou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: November 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated October 31, 2016, between Fabrinet USA, Inc. and Hong Hou